EXECUTIVE SEVERANCE AGREEMENT


     AGREEMENT by and between Mercantile Bankshares Corporation

("Mercshares"), Mercantile-Safe Deposit & Trust Company ("Trust Company")

(collectively the "Company"), and  Alan D. Yarbro (the "Employee"), dated as of the 24th day of April, 1996.

     WHEREAS:  The Board of Directors of Mercshares (the "Board"), acting upon the recommendation of its Compensation Committee, has determined that it is in the best interests of Mercshares and its shareholders to assure that the Company will have the continued dedication of the Employee as a key executive of Mercshares and the Trust Company, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below)

of Mercshares.  The Board believes it is necessary to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of

Control, to encourage the Employee's full attention and dedication to the

Company currently and in the event of any threatened or pending Change of

Control (including the potential rendering of advice as to the best interests of Mercshares and its shareholders should the possibility of a

Change of Control of Mercshares arise), and to provide the Employee with compensation arrangements upon a Change of Control which provide the

Employee with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives,

the Board has caused Mercshares to enter into this Agreement.  The Board of

Directors of the Trust Company has made similar determinations and has caused the Trust Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   CERTAIN DEFINITIONS.

               (a)  "Cause" shall mean (i) an act or acts of personal

dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company, (ii)

repeated material violations by the Employee of his duties to the Company

(as in effect immediately prior to the Effective Date) which are demonstrably willful

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and deliberate on the Employee's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company,

or (iii) the conviction of the Employee of a felony.

          (b)  "Change of Control" shall mean:

               (i)  The acquisition (other than from Mercshares) by any

person, entity or "group", within the meaning of Section 13(d)(3) or

14(d)(2) of the Securities Exchange Act of 1934 as in effect on the date hereof (the "Exchange Act"), (excluding, for this purpose, Mercshares or its subsidiaries, and excluding any acquisition of securities by any employee benefit plan of Mercshares or its subsidiaries which shall have occurred prior to any other event constituting a Change of Control hereunder) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof) of 20%

or more of either the then outstanding shares of common stock of Mercshares or the combined voting power of Mercshares' then outstanding voting securities entitled to vote generally in the election of directors (such common stock or then outstanding voting securities being referred to herein as "Voting Securities"), calculated on the date of the transaction causing the foregoing 20% test to be met, without regard to any limitation upon the voting rights of any acquiring person under Maryland statutes and without regard to the potential exercisability of rights, not exercised on such date, pursuant to any Shareholder Protection Rights Agreement of Mercshares

then in effect; or

               (ii) Individuals who, as of the date hereof, constitute the

Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Mercshares, is approved by a vote of at least a majority of the directors then comprising the Incumbent

Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Mercshares, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

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Exchange Act as in effect on the date hereof) shall be, for purposes of this Agreement, considered as though such person were a member of the

Incumbent Board; or

                (iii)    Approval by the stockholders of Mercshares of

(A) a reorganization, merger, consolidation or statutory share exchange, in each case, with respect to which persons who are the holders of the outstanding Voting Securities of Mercshares immediately prior to such reorganization, merger, consolidation or statutory share exchange do not,

immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger, consolidation or statutory share exchange, or (B) a liquidation or dissolution of Mercshares or the sale of all or substantially all of the assets of Mercshares.

          (c)  "Change of Control Period" shall mean the period commencing on the date hereof and ending on the earlier to occur of (i) the third anniversary of such date, or (ii) the first day of the month next following the Employee's normal retirement date ("Normal Retirement Date") under the

Cash Balance Plan for Employees of Mercantile Bankshares Corporation and

Participating Affiliates or any successor retirement plan ("Retirement

Plan"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof hereinafter referred to as the "Renewal

Date"), the Change of Control Period shall be extended automatically so as to terminate on the earlier of (A) three years from such Renewal Date, or

(B) the first day of the month coinciding with or next following the

Employee's Normal Retirement Date, unless at least 60 days prior to the

Renewal Date the Company shall give notice that the Change of Control

Period shall not be so extended.

          (d)  "Date of Termination" shall mean for purposes of this

Agreement the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if the

Employee's employment is terminated by the Company other than for Cause or

Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination.

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          (e)  "Effective Date" shall mean the first date during the

"Change of Control Period" on which a Change of Control occurs provided that the Employee is employed by the Company on such date.  Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company has terminated for any reason prior to the first date on which a Change of Control occurs, this Agreement shall be null and void as of the date of such termination of employment; provided,

however, that if it is reasonably demonstrated that such termination

(i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

          (f)  "Good Reason" shall mean any of the following actions which is effected by the Company without the consent of the Employee:

               (i)  The assignment to the Employee of any duties

inconsistent in any respect with the Employee's position immediately prior to the Effective Date (including status, offices, titles and reporting requirements, authority, duties or responsibilities) or any other action by the Company that results in a diminution in such position or in the nature and quality of Employee's office facilities, secretarial and support assistance, excluding for this purpose an isolated, insubstantial and inadvertent action that is not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Employee;

               (ii) Any reduction in Employee's compensation or benefits

from the levels of compensation and benefits in effect immediately prior to the Effective Date (whether or not such reduction would be permitted under any employment agreement), including but not limited to salary, bonuses

(under an annual incentive compensation plan or otherwise), expense allowance, vacation time or other vacation benefits, excusal from performance of duties under Company policies or agreements (by reason of illness, disability or other factors), continuance of all employee benefits and benefit plans and preservation of Employee's levels of participation and benefits thereunder (including any agreement between the Company and

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Employee, incentive compensation plan, deferred compensation arrangement,

pension or other retirement or profit-sharing plan, thrift and medical reimbursement plan, health insurance or other health or disability plan,

life insurance plan, omnibus stock plan, stock option plan, stock purchase plan, stock appreciation right plan, or any other employee benefit plan or provision for fringe benefits in effect immediately prior to the Effective

Date), other than an isolated, insubstantial or inadvertent failure to provide compensation or benefits that is remedied by the Company promptly after receipt of notice thereof given by the Employee;

               (iii) The Company's requiring the Employee to be based

at any office or location other than the Company's principal offices within the City of Baltimore, except for travel reasonably required in the performance of the Employee's responsibilities;

               (iv) Any purported termination by the Company of the

Employee's employment otherwise than as expressly contemplated hereunder in the case of Cause, or death pursuant to Section 2(a) of this Agreement, or

Disability pursuant to Section 2(b) of this Agreement; or

               (v)  Any failure by the Company to comply with and satisfy

Section 6(c) of this Agreement.

     For purposes of this Agreement, any good faith determination of "Good

Reason" made by the Employee shall be conclusive.

          (g)  "Notice of Termination" shall mean a written notice (from the Employee to the Company, or from the Company to the Employee, as the case may be) that (i) indicates the specific basis for termination of employment, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of the

Employee's employment, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).  The failure by the Employee to set forth in a Notice of Termination any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of the

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Employee hereunder or preclude the Employee from asserting

such fact or circumstance in enforcing his rights hereunder.

     2.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a)  Death.  If the Employee's employment is terminated by reason of the Employee's death prior to the delivery (i) by the Employee to the

Company of a Notice of Termination for Good Reason or (ii) by the Company

to the Employee of any notification of termination of the Employee's employment other than for Cause or Disability, then this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement.

          (b)  Disability.  If the Employee's employment is terminated by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee under this Agreement.  For purposes of this Agreement, "Disability" shall mean termination of the Employee's employment on account of disability as determined under any governing agreement between the Employee and the Company or, if there is no such agreement or such agreement does not provide a definition of "disability,"

then "Disability" shall mean disability as defined under the Company's long-

term disability insurance plan.

          (c)  Cause; Other Than for Good Reason.  If the Employee's

employment shall be properly terminated for Cause or if the Employee terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee under this Agreement.

          (d)  Good Reason; Other Than for Cause or Disability.  If, at any

time during the period beginning with the Effective Date and ending on the earlier to occur of (i) the third anniversary of such date or (ii) the first day of the month coinciding with or next following the Employee's

Normal Retirement Date, the Company shall terminate the Employee's employment other than for Cause, Disability or death, or if the Employee shall terminate his employment with the Company for Good Reason, the

Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination a severance payment, the value of

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which is three times the Employee's base amount of compensation

(as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986

(the "Code")) including, but not limited to, such items as salary, bonus,

fringe benefits, and deferred compensation, less one dollar ($1.00).

     3.   NON-EXCLUSIVITY OF RIGHTS.  Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices,

including those of the types identified in Section 1(f)(ii) hereof,

provided by the Company or any subsidiaries of Mercshares and for which the

Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any subsidiaries of Mercshares.  Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company or any subsidiary of Mercshares at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     4.   FULL SETTLEMENT.  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment,

defense or other claim, right or action that the Company may have against the Employee or others.  In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this

Agreement.  The Company agrees to pay, to the full extent permitted by law,

all legal fees and expenses that the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof

(including as a result of any contest by the Employee about the amount of any payment pursuant to Section 5 of this Agreement), plus in each case,

interest at the applicable Federal rate provided for in Section 7872(f)(2)

of the Code; provided, however, that the total amount of such legal fees payable by the Company under this Section 4 with respect

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to any such contest (exclusive of interest payable under this Section 4)

shall not exceed one hundred thousand dollars ($100,000).

     5.   CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

          (a)  Anything in this Agreement to the contrary notwithstanding,

in the event it shall be determined that any payment or distribution by the

Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the amount payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount.  The "Reduced Amount" shall mean an amount which maximizes the Payment without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.  For purposes of this

Section 5, the value of any Payment shall be determined in accordance with

Section 280G of the Code.

          (b)  All determinations required to be made under this Section 5 shall be made by Coopers & Lybrand, or such other independent accounting firm as shall be serving as independent public accountants for Mercshares immediately prior to the Effective Date (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the

Employee within 20 business days of the Date of Termination or such earlier time as is requested by the Company and an opinion to the Employee that he has substantial authority not to report any excise tax on his Federal income tax return with respect to the Agreement Payments.  Any such determination by the Accounting Firm shall be binding upon the Company and the Employee.  Within 10 business days thereafter, the Company shall pay to or distribute to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement.

          (c)  As a result of potential uncertainty in the application of

Section 280G of the Code at the time of the initial determination by the

Accounting Firm hereunder, it is

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possible that Agreement Payments will have been made by the Company that should not have been made ("Overpayment") or that additional Agreement

Payments that will not have been made by the Company could have been made

("Underpayment"), in each case, consistent with the calculations required to be made hereunder.  In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Employee that the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Employee shall be treated for all purposes as a loan ab initio to the Employee that the Employee shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the

Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and/or Section 4999 of the Code or generate a refund of such taxes.  In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     6.   SUCCESSORS.

          (a)  This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the

Employee otherwise than by will or the laws of descent and distribution.

This Agreement shall inure to the benefit of and be enforceable by the

Employee's legal representatives.

          (b)  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c)  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, share exchange or otherwise)

to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this

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Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     7.   MISCELLANEOUS.

          (a)  This Agreement shall be governed by and construed in

accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This

Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b)  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid,

addressed as follows:


     If to the Employee:

     Alan D. Yarbro
     Mercantile Bankshares Corporation
     2 Hopkins Plaza
     Baltimore, Maryland  21201

     If to the Company:

     Mercantile Bankshares Corporation
     2 Hopkins Plaza
     Baltimore, Maryland  21201
     Attention:  President


or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

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          (c)  The invalidity or unenforceability of any provision of this

Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d)  Any act, omission, right, obligation or activity of

Mercshares or the Trust Company shall be deemed an act, omission, right,

obligation or activity of the Company hereunder, and each of Mercshares and the Trust Company is jointly and severally liable under this Agreement.

The unenforceability or invalidity of this Agreement with respect to either such party shall not affect the enforceability or validity of this

Agreement with respect to the other such party.

          (e)  The Company may withhold from any amounts payable under this

Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (f)  The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          (g)  This Agreement contains the entire understanding of the

Company and the Employee with respect to the subject matter hereof,

preserving, however, the rights and obligations of any party under any other agreements or benefit plans to the extent such rights and obligations are not inconsistent with the terms hereof; and in the event and to the extent of any inconsistency, this Agreement shall prevail.  Notwithstanding any contrary provision of any other agreement, following any termination of

Employee occurring after the Effective Date, whether for Cause, Good Reason or any other reason, Employee shall be free to engage in any activity competitive with any activity of the Company or any affiliate of the

Company, through employment by or ownership of securities of any other entity or otherwise.

     IN WITNESS WHEREOF, the Employee has hereunto set his hand and,

pursuant to the authorization from their respective Board of Directors,

each of Mercshares and

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Trust Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


WITNESS:

/s/ Wanda Reese                    /s/ Alan D. Yarbro
___________________________        __________________________
                                   Alan D. Yarbro


ATTEST:                            MERCANTILE BANKSHARES
                                   CORPORATION

/s/ John A. O'Connor, Jr.             /s/ Edward K. Dunn, Jr.
___________________________        By:________________________
Sr. Vice President                    President
Secretary



ATTEST:                            MERCANTILE-SAFE DEPOSIT
                                    & TRUST COMPANY


/s/ John A. O'Connor, Jr.             /s/ Edward K. Dunn, Jr.
___________________________        By:________________________
Sr. Vice President                    President
Secretary


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